Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.
UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of our report dated October 25, 2024, with respect to the audited consolidated financial statements of ICZOOM GROUP INC. as of June 30, 2024 and 2023, and for the years ended June 30, 2024 and 2023 which appears in the annual report on Form 20-F of ICZOOM GROUP INC. for the year ended June 30, 2024. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

February 14, 2025